UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

MAY 14, 2021

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa Oklahoma 74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	EMPR	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Secured Convertible Note due December 31, 2021

On May 14, 2021, Empire New Mexico LLC, a Delaware limited liability company and wholly owned subsidiary of Empire Petroleum Corporation (“Empire New Mexico”), issued that certain Senior Secured Convertible Note due December 31, 2021 in the aggregate principal amount of $16,250,000 (the “Secured Convertible Note”) to Energy Evolution Master Fund, Ltd. (“Energy Evolution Ltd”). The funds received by Empire New Mexico in connection with the issuance of the Secured Convertible Note were used to pay the adjusted purchase price under that purchase and sale agreement dated as of March 12, 2021, by and between Empire New Mexico and XTO Holdings, LLC, a subsidiary of ExxonMobil (“Seller”), pursuant to which, among other things, Empire New Mexico agreed to acquire certain oil and gas properties from Seller in New Mexico comprising of 702 gross wells and approximately 47,200 gross acres (40,580 net acres) in Lea County (the “XTO Acquisition”). The XTO Acquisition was described in Current Report on Form 8-K of Empire Petroleum Corporation (“Empire Petroleum”) filed on May 17, 2021.

The Secured Convertible Note accrues interest at the rate of 3.8% per annum and all principal and accrued interest thereon is due on December 31, 2021. The repayment of the Secured Convertible Note shall be secured by a mortgage lien encumbering Empire New Mexico’s oil, gas and other leasehold and mineral interests situated in the State of New Mexico. Under the Secured Convertible Note, 40% of the principal amount outstanding together with accrued interest thereon (the “Maximum Convertible Amount”) may be converted at a conversion price of $1.25 per share (the “Conversion Price”) into the common stock, par value $0.001 per share (the “Common Stock”) of Empire Petroleum, or an aggregate of 5,200,000 shares of Common Stock (without giving effect to any interest that may be converted). Pursuant to the Secured Convertible Note, Empire Petroleum agreed to use commercially reasonable best efforts to cause a registration statement on Form S-3 to be filed with Securities Exchange Commission within 90 days for (a) all Common Stock owned by Energy Evolution Ltd and all Common Stock underlying warrants owned by Energy Evolution Ltd and (b) the Common Stock and Common Stock underlying warrants issued by Empire Petroleum in its private offering that closed on or about March 30, 2021 (the “Registration Statement”). The Secured Convertible Note may be prepaid without penalty, but Empire New Mexico must provide at least 30 days’ prior written notice so Energy Evolution Ltd may exercise its conversion rights. Empire New Mexico agreed to use commercially reasonable best efforts to prepay the outstanding principal amount of the Secured Convertible Note on or before September 30, 2021. Empire Petroleum agreed to use commercially reasonable best efforts to (i) cause the number of members serving on Empire Petroleum’s Board of Directors to be increased to six, (ii) cause an additional designee of Energy Evolution Ltd or its affiliate to be appointed to Empire Petroleum’s Board of Directors, and (c) cause one of the designated directors of Energy Evolution Ltd or its affiliate to be appointed the Chairman of Empire Petroleum’s Board of Directors with the power to cast the deciding vote in case of a deadlocked board vote. The Conversion Price is subject to customary downward adjustments, including in the event that Empire Petroleum conducts capital raises at a valuation less than $1.25 per share of Common Stock. In the event the Registration Statement does not become effective within 120 days, the Conversion Price shall be reduced by $0.25 and the Maximum Convertible Amount shall be increased to 50% of the principal amount outstanding together with accrued interest thereon. In such event, the maximum number of shares into which the Secured Convertible Note may be converted increases to 8,125,000 shares of Common Stock (without giving effect to any interest that may be converted). In addition, if any principal amount of the Secured Convertible Note remains outstanding on October 1, 2021, the Conversion Price shall be reduced by $0.25, provided the Conversion Price cannot be reduced by more than $0.25 if any principal amount of the Secured Convertible Note remains outstanding on October 1, 2021 and the Registration Statement does not become effective within 120 days. The Secured Convertible Note also contains various other terms and conditions that are customary for transactions similar to the transactions contemplated by the Secured Convertible Note. The foregoing description of the Secured Convertible Note is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Secured Convertible Note, a copy of which is filed as Exhibit 4.1 attached hereto.

As partial consideration for the issuance of the Secured Convertible Note, Empire Petroleum issued (I) 1,500,000 shares of Common Stock along with (II) a warrant certificate (the “Warrant Certificate”) to purchase up to 3,000,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $1.00 per Warrant Share, to Energy Evolution Ltd until May 14, 2022. Under the Warrant Certificate, the exercise price is subject to customary downward adjustments, including in the event that Empire Petroleum conducts capital raises at a valuation less than $1.00 per share of Common Stock. The Warrant Certificate also contains various other terms and conditions that are customary for transactions similar to the transactions contemplated by the Warrant Certificate. The foregoing description of the Warrant Certificate is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Warrant Certificate, a copy of which is filed as Exhibit 4.2 attached hereto.

Unsecured Convertible Notes due May 9, 2022

On May 14, 2021, Empire New Mexico closed an offering of Unsecured Convertible Notes due May 9, 2022 in the aggregate principal amount of $3,243,000 (the “Unsecured Convertible Notes”) to sixteen accredited investors. The funds received by Empire New Mexico in connection with the issuance of the Unsecured Convertible Notes were used to pay a performance bond required in connection with the XTO Acquisition.

The Unsecured Convertible Note accrues interest at the rate of 5% per annum and all principal and accrued interest thereon is due on May 9, 2022. Under the Unsecured Convertible Note, 100% of the principal amount outstanding together with accrued interest thereon may be converted at a conversion price of $1.25 per share into Common Stock, or an aggregate of 2,594,400 shares of Common Stock (without giving effect to any interest that may be converted). Pursuant to the Unsecured Convertible Note, Empire Petroleum agreed to use commercially reasonable best efforts to cause a registration statement on Form S-3 to be filed with Securities Exchange Commission within 90 days for all Common Stock underlying the Unsecured Convertible Notes. Empire New Mexico has the right to force conversion in the event that (a) the 20-day weighted average price of the Common Stock trades above $3.50 per share on the OTCQB or any exchange and (b) the Registration Statement has become effective. The Unsecured Convertible Notes may be prepaid without penalty, but Empire New Mexico must provide at least 30 days’ prior written notice so the holders thereof may exercise their conversion rights.

Item 3.02	Unregistered Sales of Equity Securities.

As discussed in Item 2.03 of this Current Report on Form 8-K, on May 14, 2021, (a) Empire Petroleum issued (i) 1,500,000 shares of Common Stock and (ii) the Warrant Certificate to purchase to purchase up to 3,000,000 Warrant Shares at an exercise price of $1.00 per Warrant Share, and (b) Empire New Mexico issued the Secured Convertible Note, all to Energy Evolution Ltd. Also as discussed in Item 2.03 of this Current Report on Form 8-K, on May 14, 2021, Empire New Mexico issued Unsecured Convertible Notes to certain accredited investors.

The offers and sales related to the securities described above were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof and Regulation D promulgated by the Securities and Exchange Commission thereunder. The investor described above is a sophisticated accredited investor with the experience and expertise to evaluate the merits and risks of an investment in the securities and the financial means to bear the risks of such an investment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Senior Secured Convertible Note due December 31, 2021

4.2	Common Share Warrant Certificate No. Energy Evolution-1 dated May 14, 2021

4.3	Form of Unsecured Convertible Note due May 9, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: May 19, 2021	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President